Exhibit 99.1

For Immediate Release:

Bank of Commerce Holdings Announces Results for the Third Quarter of 2017

SACRAMENTO, California, October 20, 2017 / GLOBE NEWSWIRE—Bank of Commerce Holdings (NASDAQ: BOCH) (the “Company”), a $1.2 billion asset bank holding company and parent company of Redding Bank of Commerce (the “Bank”), today announced financial results for the quarter and the nine months ended September 30, 2017. Net income for the quarter ended September 30, 2017 was $2.9 million or $0.18 per share – diluted, compared with net income of $2.4 million or $0.18 per share – diluted for the same period of 2016. Net income for the nine months ended September 30, 2017 was $7.3 million or $0.49 per share – diluted compared with $3.0 million or $0.22 per share – diluted for the same period of 2016. Earnings per share (EPS) and Return on Average Equity (ROAE) calculations for 2017 reflect the Company’s issuance of 2,738,096 shares ($26.8 million) in its May 2017 public offering.

Financial highlights for the third quarter of 2017:

●

Net income of $2.9 million or $0.18 per share – diluted for the three months ended September 30, 2017 was an increase of $510 thousand (22%) from $2.4 million or $0.18 per share – diluted earned during the same period in the prior year.

●	Return on average assets improved to 0.93% for the third quarter of 2017 compared to 0.86% for the same period in the prior year.
●	Return on average equity declined to 9.01% for the third quarter of 2017 compared to 10.10% for the same period in the prior year.
●	The Company’s efficiency ratio was 62.8% for the third quarter of 2017 compared to 69.6% during the same period in 2016.
●	Net interest income increased $1.3 million (14%) to $10.6 million for the third quarter of 2017 compared to $9.3 million for the same period in the prior year.
●	Average deposits for the three months ended September 30, 2017 totaled $1.1 billion, an increase of $38.8 million (15% annualized) compared to average deposits for the prior quarter.
●	Average loans for the three months ended September 30, 2017 totaled $805.1 million, a decrease of $16.2 million (8% annualized) compared to average loans for the prior quarter.
●	Average earning assets for the three months ended September 30, 2017 totaled $1.1 billion, an increase of $48.5 million (18% annualized) compared to average earning assets for the prior quarter.
●	Nonperforming assets at September 30, 2017 totaled $8.3 million or 0.67% of total assets, a decrease of $2.4 million (89% annualized) since June 30, 2017.
●	Tangible book value per common share was $7.77 at September 30, 2017 compared to $7.61 at June 30, 2017.

Financial highlights for the nine months ended September 30, 2017:

●

Net income of $7.3 million or $0.49 per share – diluted for the nine months ended September 30, 2017 was an increase of $4.4 million (148%) from $3.0 million or $0.22 per share – diluted earned during the same period in the prior year. Net income for 2016 was negatively impacted by $3.0 million of branch acquisition and balance sheet restructuring costs, a $546 thousand other-than-temporary-impairment of an investment security and the write-off of a $363 thousand deferred tax asset.

●	Return on average assets improved to 0.83% for the nine months ended September 30, 2017 compared to 0.37% for the same period in the prior year.
●	Return on average equity improved to 8.80% for the nine months ended September 30, 2017 compared to 4.30% for the same period in the prior year.
●	The Company’s efficiency ratio was 67.8% for the nine months ended September 30, 2017 compared to 85.1% during the same period in the prior year.
●	Net interest income increased $3.7 million (14%) to $30.5 million for the nine months ended September 30, 2017 compared to $26.8 million for the same period in the prior year.
●	Average deposits for the nine months ended September 30, 2017 totaled $1.0 billion, an increase of $122.3 million (14%) compared to average deposits for the same period in the prior year.

●	Average loans for the nine months ended September 30, 2017 totaled $811.1 million, an increase of $66.7 million (9%) compared to average loans for the same period in the prior year.
●	Average earning assets totaled $1.1 billion for the nine months ended September 30, 2017, an increase of $113.4 million (11%) compared to average earning assets for the same period in the prior year.
●	Nonperforming assets at September 30, 2017 totaled $8.3 million or 0.67% of total assets, a decrease of $3.8 million (42% annualized) compared to December 31, 2016.

Randall S. Eslick, President and CEO commented: “We are very pleased to report that the period ended September 30, 2017 was our most profitable quarter. The hard work of our dedicated employees is reflected in our performance metrics, including the solid return on average assets, continued growth in core deposits, reduced reliance on time deposits, improved asset quality and the noticeably improved efficiency ratio.”

Forward-Looking Statements

This quarterly press release includes forward-looking information, which is subject to the “safe harbor” created by the Securities Act of 1933 and Securities Act of 1934. These forward-looking statements (which involve our plans, beliefs and goals, refer to estimates or use similar terms) involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors:

●	Competitive pressure in the banking industry and changes in the regulatory environment
●	Changes in the interest rate environment and volatility of rate sensitive assets and liabilities
●	A decline in the health of the economy nationally or regionally which could reduce the demand for loans or reduce the value of real estate collateral securing most of our loans
●	Credit quality deterioration which could cause an increase in the provision for loan and lease losses
●	Asset/Liability matching risks and liquidity risks
●	Changes in the securities markets

For additional information concerning risks and uncertainties related to the Company and its operations, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 under the heading “Risk Factors” and to subsequent reports on Form 10-Q and current reports on Form 8-K. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation and specifically disclaims any obligation to revise or publicly release the results of any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date the statements were made.

TABLE 1
SELECTED FINANCIAL INFORMATION - UNAUDITED
(amounts in thousands except per share data)

	For The Three Months Ended			For The Nine Months Ended
Net income, average assets and	September 30,		June 30,	September 30,
average shareholders' equity	2017	2016	2017	2017	2016
Net income	$2,876	$2,366	$2,209	$7,337	$2,962
Average total assets	$1,220,900	$1,093,918	$1,170,447	$1,180,150	$1,064,210
Average total earning assets	$1,146,132	$1,019,230	$1,097,644	$1,106,532	$993,156
Average shareholders' equity	$126,574	$93,238	$112,855	$111,533	$91,959

Selected performance ratios
Return on average assets	0.93%	0.86%	0.76%	0.83%	0.37%
Return on average equity	9.01%	10.10%	7.85%	8.80%	4.30%
Efficiency ratio	62.84%	69.61%	69.13%	67.77%	85.08%

Share and per share amounts
Weighted average shares - basic	16,191	13,369	15,014	14,884	13,366
Weighted average shares - diluted	16,288	13,439	15,113	14,984	13,412
Earnings per share - basic	$0.18	$0.18	$0.15	$0.49	$0.22
Earnings per share - diluted	$0.18	$0.18	$0.15	$0.49	$0.22

	At September 30,		At June 30,
Share and per share amounts	2017	2016	2017
Common shares outstanding (1)	16,265	13,439	16,260
Tangible book value per common share	$7.77	$6.84	$7.61

Capital ratios
Bank of Commerce Holdings (2)
Common equity tier 1 capital ratio (3)	12.66%	9.60%	12.55%
Tier 1 capital ratio (3)	13.65%	10.65%	13.56%
Total capital ratio (3)	15.91%	12.96%	15.83%
Tier 1 leverage ratio (3)	11.12%	9.28%	11.38%
Tangible common equity ratio	10.27%	8.30%	10.23%

Redding Bank of Commerce
Common equity tier 1 capital ratio (3)	12.87%	12.62%	12.66%
Tier 1 capital ratio (3)	12.87%	12.62%	12.66%
Total capital ratio (3)	14.12%	13.87%	13.91%
Tier 1 leverage ratio (3)	10.50%	11.03%	10.64%

(1) Includes unvested restricted shares issued in accordance with the Company's equity incentive plan.
(2) Capital Ratios for the Company include the benefit of $26.8 million net proceeds from the sale of 2,738,096 shares of common stock in the second quarter of 2017.

(3) The Company and the Bank continue to meet all capital adequacy requirements to which they are subject. The capital ratios for 2016 were impacted by increased average total assets, the addition of $1.8 million of core deposit intangible and $665 thousand of goodwill recorded in conjunction with the acquisition of five branches in March of 2016.

BALANCE SHEET OVERVIEW

As of September 30, 2017, the Company had total consolidated assets of $1.2 billion, gross loans of $824.9 million, allowance for loan and lease losses (“ALLL”) of $11.7 million, total deposits of $1.1 billion, and shareholders’ equity of $128.4 million.

TABLE 2
LOAN BALANCES BY TYPE - UNAUDITED
(amounts in thousands)

	At September 30,						At June 30,
		% of		% of	Change			% of
	2017	Total	2016	Total	Amount	%	2017	Total
Commercial	$147,212	18%	$136,235	17%	$10,977	8%	$152,204	19%
Real estate - construction and land development	14,700	2	31,225	4	(16,525)	(53%)	22,275	3
Real estate - commercial non-owner occupied	333,766	40	283,668	36	50,098	18%	310,995	38
Real estate - commercial owner occupied	183,424	22	175,923	23	7,501	4%	184,868	23
Real estate - residential - ITIN	42,063	5	46,458	6	(4,395)	(9%)	43,229	5
Real estate - residential - 1-4 family mortgage	21,119	3	16,665	2	4,454	27%	18,904	2
Real estate - residential - equity lines	31,158	4	36,468	5	(5,310)	(15%)	32,133	4
Consumer and other	51,432	6	52,377	7	(945)	(2%)	50,780	6
Gross loans	824,874	100%	779,019	100%	45,855	6%	815,388	100%
Deferred fees and costs	1,770		1,155		615		1,541
Loans, net of deferred fees and costs	826,644		780,174		46,470		816,929
Allowance for loan and lease losses	(11,692)		(11,849)		157		(11,688)
Net loans	$814,952		$768,325		$46,627		$805,241

Average yield on loans during the quarter	4.87%		4.66%		0.21		4.77%

The Company recorded gross loan balances of $824.9 million at September 30, 2017, compared with $779.0 million and $815.4 million at September 30, 2016 and June 30, 2017, respectively, an increase of $45.9 million and $9.5 million, respectively. The increase in gross loans compared to the same period a year ago and the prior period was driven by organic loan originations and is the result of investments in our SBA division and in our expanded Sacramento commercial banking group.

Average loan balances were $805.1 million for the quarter ended September 30, 2017, compared with $769.4 million and $821.3 million for the quarters ended September 30, 2016 and June 30,2017, respectively, an increase of $35.8 million or 5% and a decrease of $16.2 million or 8% annualized, respectively.

The average yield on loans during the quarter was 4.87% compared to 4.66% and 4.77% for the quarters ended September 30, 2016 and June 30, 2017, respectively. The current quarter yield includes $161 thousand of interest income related to a nonaccrual loan that was repaid during the quarter.

TABLE 3
CASH, CASH EQUIVALENTS, AND INVESTMENT SECURITIES - UNAUDITED
(amounts in thousands)

	At September 30,						At June 30,
		% of		% of	Change			% of
	2017	Total	2016	Total	Amount	%	2017	Total

Cash and due from banks	$19,929	6%	$19,699	7%	$230	1%	$23,420	7%
Interest-bearing deposits in other banks	65,702	19	65,431	24	271	—%	73,434	22
Total cash and cash equivalents	85,631	25	85,130	31	501	1%	96,854	29

Investment securities:
U.S. government and agencies	36,474	10	5,527	2	30,947	560%	24,231	7
Obligations of state and political subdivisions	53,850	15	59,952	22	(6,102)	(10%)	58,400	17
Residential mortgage backed securities and collateralized mortgage obligations	105,224	31	54,046	20	51,178	95%	91,375	28
Corporate securities	6,968	2	16,346	6	(9,378)	(57%)	8,312	2
Commercial mortgage backed securities	26,148	7	16,254	6	9,894	61%	23,421	7
Other asset backed securities	3,830	1	4,315	2	(485)	(11%)	3,870	1
Total investment securities - AFS	232,494	66	156,440	58	76,054	49%	209,609	62

Obligations of state and political subdivisions - HTM	30,724	9	31,771	11	(1,047)	(3%)	31,329	9
Total investment securities - AFS and HTM	263,218	75	188,211	69	75,007	40%	240,938	71
Total cash, cash equivalents and investment securities	$348,849	100%	$273,341	100%	$75,508	28%	$337,792	100%
Average yield on interest-bearing due from banks and investment securities during the quarter	2.19%		2.11%		0.08		2.27%

As of September 30, 2017, we maintained noninterest-bearing cash positions of $19.9 million and interest-bearing deposits of $65.7 million at the Federal Reserve Bank and correspondent banks. During the third quarter of 2017, we deployed liquidity provided by the sale of common stock and strong organic deposit growth into organic loan originations, available-for-sale securities and interest-bearing deposits at other banks.

Available-for-sale investment securities totaled $232.5 million at September 30, 2017, compared with $156.4 million and $209.6 million at September 30, 2016 and June 30, 2017, respectively. Our available-for-sale investment portfolio provides us with a secondary source of liquidity to fund higher yielding asset opportunities, such as loan originations. During the third quarter of 2017, we purchased 31 securities with a par value of $49.3 million and weighted average yield of 2.55% and sold 19 securities with a par value of $19.8 million and weighted average yield of 2.02%. The sales activity on available-for-sale securities resulted in $38 thousand in net realized gains. During the same period, we received $6.8 million in proceeds from principal payments, calls and maturities within the available-for-sale investment securities portfolio. Average securities balances and weighted average tax equivalent yields for the quarters ended September 30, 2017 and 2016 were $256.7 million and 2.91% compared to $188.5 million and 3.22%, respectively.

At September 30, 2017, our net unrealized gains on available-for-sale investment securities were $630 thousand compared with net unrealized gains of $2.3 million and $682 thousand at September 30, 2016 and June 30, 2017, respectively. The decrease in net unrealized gains from September 30, 2016 is primarily due to significant changes in market interest rates.

TABLE 4
DEPOSITS BY TYPE - UNAUDITED
(amounts in thousands)

	At September 30,						At June 30,
		% of		% of	Change			% of
	2017	Total	2016	Total	Amount	%	2017	Total
Demand - noninterest-bearing	$316,814	30%	$254,435	26%	$62,379	25%	$303,560	29%
Demand - interest-bearing	433,466	41	394,525	40	38,941	10%	426,798	41
Total demand	750,280	71	648,960	66	101,320	16%	730,358	70

Savings	111,962	11	110,201	11	1,761	2%	109,472	10
Total non-maturing deposits	862,242	82	759,161	77	103,081	14%	839,830	80

Certificates of deposit	200,543	18	216,332	23	(15,789)	(7%)	206,395	20
Total deposits	$1,062,785	100%	$975,493	100%	$87,292	9%	$1,046,225	100%

Average rate on interest-bearing deposits during the quarter	0.43%		0.39%		0.04		0.42%
Average rate on all deposits during the quarter	0.31%		0.29%		0.02		0.31%

Total deposits at September 30, 2017, increased $87.3 million or 9% to $1.1 billion compared to September 30, 2016, and increased $16.6 million or 6% annualized compared to June 30, 2017. Total non-maturing deposits increased $103.1 million or 14% compared to the same date a year ago and increased $22.4 million or 11% annualized compared to June 30, 2017. Certificates of deposit decreased $15.8 million or 7% compared to the same date a year ago and decreased $5.9 million or 11% annualized compared to June 30, 2017.

TABLE 5
WHOLESALE AND BROKERED DEPOSITS - UNAUDITED
(amounts in thousands)

	At September 30,		At June 30,
	2017	2016	2017
CDARS / ICS reciprocal brokered deposits	$56,203	$59,502	$56,803
Online listing service wholesale time deposits	37,293	52,456	42,709
Total wholesale and brokered deposits	$93,496	$111,958	$99,512

In accordance with regulatory Call Report instructions, the Bank will file (or has filed) quarterly Call Reports which list brokered deposits of $56.2 million, $59.5 million and $56.8 million at September 30, 2017, September 30, 2016 and June 30, 2017, respectively.

INCOME STATEMENT OVERVIEW

TABLE 6
SUMMARY INCOME STATEMENT - UNAUDITED
(amounts in thousands, except per share data)

	For The Three Months Ended
	September 30,		Change		June 30,	Change
	2017	2016	Amount	%	2017	Amount	%
Interest income	$11,765	$10,330	$1,435	14%	$11,320	$445	4%
Interest expense	1,181	1,054	127	12%	1,145	36	3%
Net interest income	10,584	9,276	1,308	14%	10,175	409	4%
Provision for loan and lease losses	—	—	—	—%	300	(300)	(100%)
Noninterest income	995	959	36	4%	983	12	1%
Noninterest expense:
Other noninterest expense	7,276	7,125	151	2%	7,714	(438)	(6%)
Income before provision for income taxes	4,303	3,110	1,193	38%	3,144	1,159	37%
Provision for income taxes	1,427	744	683	92%	935	492	53%
Net income	$2,876	$2,366	$510	22%	$2,209	$667	30%

Basic earnings per share	$0.18	$0.18	$—	—%	$0.15	$0.03	20%
Average basic shares	16,191	13,369	2,822	21%	15,014	1,177	8%
Diluted earnings per share	$0.18	$0.18	$—	—%	$0.15	$0.03	20%
Average diluted shares	16,288	13,439	2,849	21%	15,113	1,175	8%
Dividends declared per common share	$0.03	$0.03	$—	—%	$0.03	$—	—%

Third Quarter of 2017 Compared With Third Quarter of 2016

Net income for the third quarter of 2017 increased $510 thousand compared to the third quarter of 2016. In the current quarter, net interest income was $1.3 million higher and noninterest income was $36 thousand higher. These positive changes were offset by noninterest expense that was $151 thousand higher and a provision for income taxes that was $683 thousand higher.

Net Interest Income

Net interest income increased $1.3 million compared to the same period a year ago.

Interest income for the three months ended September 30, 2017 increased $1.4 million or 14% to $11.8 million. Interest and fees on loans increased $880 thousand due to increased average loan balances and increased yield on the loan portfolio. Interest on securities increased $359 thousand and interest on interest-bearing deposits due from banks increased $196 thousand.

Interest expense for the third quarter of 2017 increased $127 thousand or 12% to $1.2 million. The increase was primarily caused by an increase in the average rate paid on interest-bearing deposits.

Provision for loan and lease loss

During the three months ended September 30, 2017 and the same period a year ago, the Company did not record a provision for loan and lease losses.

Noninterest Income

Noninterest income for the three months ended September 30, 2017 increased $36 thousand compared to the third quarter for 2016. Increased fee income of $86 thousand was offset by decreases in gain on sale of securities of $32 thousand and FHLB dividends of $22 thousand.

Noninterest Expense

Noninterest expense for the three months ended September 30, 2017 increased $151 thousand compared to the same period a year previous. The increase in noninterest expense included the following negative items:

●	Employee incentive costs increased $139 thousand
●	Other compensation-related costs increased $175 thousand
●	Loan origination cost deferrals decreased $105 thousand

These increases were partially offset by the following positive items:

●	FDIC insurance costs decreased $97 thousand
●	Recruiting costs decreased $80 thousand

Income Tax Provision

During the three months ended September 30, 2017, the Company recorded a provision for income taxes of $1.4 million (33.2% effective tax rate) compared with a provision for income taxes of $744 thousand (23.92% effective tax rate) for the same period a year ago. The Company’s effective tax rate has increased as muni income, tax credits and permanent deductions arising from investments in low income housing partnerships in 2017 comprise a smaller percentage of pre-tax income.

Third Quarter of 2017 Compared With Second Quarter of 2017

Net income for the third quarter of 2017 increased $667 thousand compared to the second quarter of 2017. In the current quarter, net interest income was $409 thousand higher, provision for loan and lease losses was $300 thousand lower, noninterest income was $12 thousand higher and noninterest expenses were $438 thousand lower. These positive changes were offset by a provision for income taxes that was $492 thousand higher.

Net Interest Income

Net interest income increased $409 thousand over the prior quarter.

Interest income for the three months ended September 30, 2017 increased $445 thousand or 4% to $11.8 million. Interest and fees on loans increased $129 thousand due to increased yields. Interest on investment securities increased $194 thousand due to increased average balances. Interest on interest-bearing deposits due from banks increased $122 thousand due to increased average balances and increased yields.

Interest expense for the three months ended September 30, 2017 increased $36 thousand or 3% to $1.2 million. The average rate paid on interest-bearing deposits increased from 42 basis points to 43 basis points. The average rate paid on all liabilities was 60 basis points for both the current quarter and the prior quarter.

Provision for loan and lease loss

As a result of continued improved asset quality, no provision for loan and lease losses was deemed necessary during the current quarter compared with a provision for loan and lease losses of $300 thousand for the prior quarter.

Noninterest Income

Noninterest income for the three months ended September 30, 2017 increased $12 thousand. During the current quarter, dividends on Federal Home Loan Bank of San Francisco stock increased $26 thousand.

Noninterest Expense

Noninterest expense for the three months ended September 30, 2017 decreased $438 thousand compared to the second quarter of 2017. The decrease in noninterest expense included the following items:

●	Termination and write-off of a software development project - $97 thousand
●	Holding costs and write-downs for other real estate owned - $86 thousand
●	Legal fees - $57 thousand
●	Recruiting costs - $34 thousand

Income Tax Provision

During the three months ended September 30, 2017, we recorded a provision for income taxes of $1.4 million (33.16% of pretax income) compared with a provision for income taxes of $935 thousand (29.74% of pretax income) for the prior quarter. Tax benefits from vesting of restricted stock were $2 thousand in the current quarter compared to $45 thousand in the prior quarter. Excluding those benefits, the Company’s effective tax rates would have been 33.21% and 31.17%, respectively.

Earnings Per Share

Diluted earnings per share were $0.18 for the three months ended September 30, 2017 compared with diluted earnings per share of $0.18 for the same period a year ago and diluted earnings per share of $0.15 for the prior period. Net income and weighted average shares used to calculate earnings per share – diluted are summarized in table 6 above.

TABLE 7a
NET INTEREST MARGIN - UNAUDITED
(amounts in thousands)

	For The Three Months Ended
	September 30, 2017			September 30, 2016			June 30, 2017
	Average		Yield /	Average		Yield /	Average		Yield /
(Amounts in thousands)	Balance	Interest(1)	Rate (5)	Balance	Interest(1)	Rate (5)	Balance	Interest(1)	Rate (5)
Interest-earning assets:
Net loans (2)	$805,144	$9,887	4.87%	$769,354	$9,007	4.66%	$821,321	$9,758	4.77%
Taxable securities	179,362	1,049	2.32%	114,578	689	2.39%	143,705	872	2.43%
Tax-exempt securities	77,303	551	2.83%	73,952	552	2.97%	73,927	534	2.90%
Interest-bearing deposits in other banks	84,323	278	1.31%	61,346	82	0.53%	58,691	156	1.07%
Average interest-earning assets	1,146,132	11,765	4.07%	1,019,230	10,330	4.03%	1,097,644	11,320	4.14%
Cash and due from banks	19,143			17,018			17,364
Premises and equipment, net	15,362			15,941			15,809
Other assets	40,263			41,729			39,630
Average total assets	$1,220,900			$1,093,918			$1,170,447

Interest-bearing liabilities:
Interest-bearing demand	$436,614	196	0.18%	$390,895	136	0.14%	$421,888	184	0.17%
Savings deposits	110,305	52	0.19%	107,210	43	0.16%	109,857	47	0.17%
Certificates of deposit	204,044	567	1.10%	221,078	524	0.94%	208,703	545	1.05%
Net term debt	17,804	292	6.51%	19,610	292	5.92%	19,539	298	6.12%
Junior subordinated debentures	10,310	74	2.85%	10,310	59	2.28%	10,310	71	2.76%
Average interest-bearing liabilities	779,077	1,181	0.60%	749,103	1,054	0.56%	770,297	1,145	0.60%
Noninterest-bearing demand	303,314			240,418			275,039
Other liabilities	11,935			11,159			12,256
Shareholders’ equity	126,574			93,238			112,855
Average liabilities and shareholders’ equity	$1,220,900			$1,093,918			$1,170,447
Net interest income and net interest margin (4)		$10,584	3.66%		$9,276	3.62%		$10,175	3.72%
Tax equivalent net interest margin (3)			3.76%			3.73%			3.82%

(1) Interest income on loans is net of deferred fees and costs of approximately $95 thousand, $289 thousand, and $131 thousand for the three months ended September 30, 2017, and 2016 and June 30, 2017, respectively.

(2) Net loans includes average nonaccrual loans of $8.6 million, $10.5 million and $9.8 million for the three months ended September 30, 2017 and 2016 and June 30, 2017, respectively.

(3) Tax-exempt income has been adjusted to tax equivalent basis at a 34% tax rate. The amount of such adjustments was an addition to recorded income of approximately $284 thousand, $284 thousand and $275 thousand for the three months ended September 30, 2017 and 2016 and June 30, 2017, respectively.

(4) Net interest margin is net interest income expressed as a percentage of average interest-earning assets.
(5) Yields and rates are calculated by dividing the income or expense by the average balance of the assets or liabilities, respectively, and annualizing the result.

TABLE 7b
NET INTEREST MARGIN - UNAUDITED
(amounts in thousands)

	For The Nine Months Ended
	September 30, 2017			September 30, 2016
	Average		Yield /	Average		Yield /
(Amounts in thousands)	Balance	Interest(1)	Rate (5)	Balance	Interest(1)	Rate (5)
Interest-earning assets:
Net loans (2)	$811,080	$29,029	4.79%	$744,370	$26,254	4.71%
Taxable securities	153,702	2,710	2.36%	119,541	2,281	2.55%
Tax-exempt securities	74,932	1,615	2.88%	76,315	1,734	3.04%
Interest-bearing deposits in other banks	66,818	548	1.10%	52,930	222	0.56%
Average interest-earning assets	1,106,532	33,902	4.10%	993,156	30,491	4.10%
Cash and due from banks	17,802			15,455
Premises and equipment, net	15,776			14,657
Other assets	40,040			40,942
Average total assets	$1,180,150			$1,064,210

Interest-bearing liabilities:
Interest-bearing demand	$426,365	528	0.17%	$365,917	388	0.14%
Savings deposits	111,258	146	0.18%	102,427	129	0.17%
Certificates of deposit	209,275	1,641	1.05%	222,286	1,636	0.98%
Net term debt	18,644	883	6.33%	43,435	1,369	4.21%
Junior subordinated debentures	10,310	211	2.74%	10,310	172	2.23%
Average interest-bearing liabilities	775,852	3,409	0.59%	744,375	3,694	0.66%
Noninterest-bearing demand	280,559			214,540
Other liabilities	12,206			13,336
Shareholders’ equity	111,533			91,959
Average liabilities and shareholders’ equity	$1,180,150			$1,064,210
Net interest income and net interest margin (4)		$30,493	3.68%		$26,797	3.60%
Tax equivalent net interest margin (3)			3.78%			3.72%

(1) Interest income on loans is net of deferred fees and costs of approximately $423 thousand and $956 thousand for the nine months ended September 30, 2017 and 2016, respectively.
(2) Net loans includes average nonaccrual loans of $9.7 million and $10.7 million for the nine months ended September 30, 2017 and 2016, respectively.

(3) Tax-exempt income has been adjusted to tax equivalent basis at a 34% tax rate. The amount of such adjustments was an addition to recorded income of approximately $832 thousand and $893 thousand for the nine months ended September 30, 2017 and 2016, respectively.

(4) Net interest margin is net interest income expressed as a percentage of average interest-earning assets.
(5) Yields and rates are calculated by dividing the income or expense by the average balance of the assets or liabilities, respectively, and annualizing the result.

The current quarter net interest margin decreased six basis points to 3.66% as compared to the prior quarter due to decreased yields on average interest-earning assets. The decreased yields on average interest-earning assets was due to maturities and repayments on loans being invested at lower rates in the securities portfolio and interest-bearing deposits in other banks. Increases in average interest-earning assets were funded by increases in low cost demand deposits and increases in equity from the sale of common stock during the previous quarter.

The net interest margin was 3.66% for the current quarter compared to 3.62% for the same period a year ago. The increase was due to increased yield on the loan portfolio and increased yield on interest-bearing deposits in other banks. The increase was partially offset by decreased yield in the investment portfolio and an increase in the average rate paid on interest-bearing deposits.

Average deposit balances for the current quarter increased $38.8 million and $94.7 million compared to the prior quarter and the same period a year ago, respectively. The increase in average deposits was due to organic growth in core deposits. Our overall cost of total deposits was 0.31% for the quarter ended September 30, 2017 compared to 0.29% for the same period a year ago and 0.31% for the prior quarter.

TABLE 8
ALLOWANCE FOR LOAN AND LEASE LOSSES ROLL FORWARD AND IMPAIRED LOAN TOTALS - UNAUDITED
(amounts in thousands)

	For The Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
Beginning balance ALLL	$11,688	$11,641	$11,544	$11,849	$11,864
Provision for loan and lease losses	—	300	200	—	—
Loans charged-off	(245)	(359)	(447)	(386)	(357)
Loan loss recoveries	249	106	344	81	342
Ending balance ALLL	$11,692	$11,688	$11,641	$11,544	$11,849

	At September 30,	At June 30,	At March 31,	At December 31,	At September 30,
	2017	2017	2017	2016	2016
Nonaccrual loans:
Commercial	$2,309	$2,410	$2,534	$2,749	$1,710
Real estate - commercial non-owner occupied	—	1,196	1,196	1,196	1,196
Real estate - commercial owner occupied	617	639	654	784	800
Real estate - residential - ITIN	3,201	3,346	3,331	3,576	3,392
Real estate - residential - 1-4 family mortgage	626	653	1,337	1,914	1,798
Real estate - residential - equity lines	815	872	906	917	942
Consumer and other	37	38	39	250	252
Total nonaccrual loans	7,605	9,154	9,997	11,386	10,090
Accruing troubled debt restructured loans:
Commercial	671	703	741	776	726
Real estate - commercial non-owner occupied	805	806	808	808	811
Real estate - residential - ITIN	4,655	4,712	4,761	5,033	5,280
Real estate - residential - equity lines	441	445	450	454	543
Total accruing troubled debt restructured loans	6,572	6,666	6,760	7,071	7,360

All other accruing impaired loans	—	—	—	337	483

Total impaired loans	$14,177	$15,820	$16,757	$18,794	$17,933

Gross loans outstanding at period end	$824,874	$815,388	$810,194	$804,211	$779,019

Nonaccrual loans to gross loans	0.92%	1.12%	1.23%	1.42%	1.30%

Allowance for loan and lease losses as a percent of:
Gross loans	1.42%	1.43%	1.44%	1.44%	1.52%
Nonaccrual loans	153.74%	127.68%	116.44%	101.39%	117.43%
Impaired loans	82.47%	73.88%	69.47%	61.42%	66.07%

We realized net loan loss recoveries of $4 thousand in the current quarter compared with net loan loss charge-offs of $253 thousand in the prior quarter and net loan loss charge-offs of $15 thousand for the same period a year ago. Recoveries during the third quarter of 2017 of $250 thousand were primarily associated with purchased consumer loans and one commercial loan.

We continue to monitor credit quality and adjust the ALLL to ensure that the ALLL is maintained at a level that is adequate to cover estimated credit losses in the loan and lease portfolio. There were no provisions for loan and lease losses during the quarter ended September 30, 2017 or the year ended December 31, 2016. A combination of net loan losses and loan portfolio growth supported management’s decision to record a $300 thousand provision for loan and lease losses during the quarter ended June 30, 2017 and a $200 thousand provision for loan and lease losses during the quarter ended March 31, 2017. Our ALLL as a percentage of gross loans was 1.42% as of September 30, 2017 compared to 1.52% as of September 30, 2016 and 1.43% as of June 30, 2017. Based on the Bank’s ALLL methodology, which uses criteria such as risk weighting and historical loss rates, and given the ongoing improvements in asset quality, management believes the Company’s ALLL is adequate at September 30, 2017. There is, however, no assurance that future loan and lease losses will not exceed the levels provided for in the ALLL and could possibly result in future charges to the provision for loan and lease losses.

At September 30, 2017, the recorded investment in loans classified as impaired totaled $14.2 million, with a corresponding specific reserve of $918 thousand compared to impaired loans of $17.9 million with a corresponding specific reserve of $925 thousand at September 30, 2016 and impaired loans of $15.8 million, with a corresponding specific reserve of $1.1 million at June 30, 2017. The decrease in loans classified as impaired and the decrease in the corresponding specific reserve compared to the prior quarter is primarily due to one nonaccrual commercial real estate loan that was paid off during the quarter.

TABLE 9
TROUBLED DEBT RESTRUCTURINGS - UNAUDITED
(amounts in thousands)

	At September 30,	At June 30,	At March 31,	At December 31,	At September 30,
	2017	2017	2017	2016	2016
Nonaccrual	$4,403	$4,630	$4,570	$4,995	$3,795
Accruing	6,572	6,666	6,760	7,071	7,360
Total troubled debt restructurings	$10,975	$11,296	$11,330	$12,066	$11,155

Percentage of total gross loans	1.33%	1.39%	1.40%	1.50%	1.43%

There were no new troubled debt restructurings during the three months ended September 30, 2017. As of September 30, 2017, we had 118 restructured loans that qualified as troubled debt restructurings, of which 111 were performing according to their restructured terms.

TABLE 10
NONPERFORMING ASSETS - UNAUDITED
(amounts in thousands)

	At September 30,	At June 30,	At March 31,	At December 31,	At September 30,
	2017	2017	2017	2016	2016
Total nonaccrual loans	$7,605	$9,154	$9,997	$11,386	$10,090
90 days past due and still accruing	—	—	—	—	—
Total nonperforming loans	7,605	9,154	9,997	11,386	10,090

Other real estate owned	699	1,517	814	759	793
Total nonperforming assets	$8,304	$10,671	$10,811	$12,145	$10,883

Nonperforming loans to gross loans	0.92%	1.12%	1.23%	1.42%	1.30%
Nonperforming assets to total assets	0.67%	0.88%	0.95%	1.06%	0.98%

The September 30, 2017 OREO balance consists of three properties, of which one is a 1-4 family residential real estate property in the amount of $22 thousand, one is a nonfarm nonresidential property in the amount of $565 thousand and one is an undeveloped commercial property in the amount of $112 thousand. The decrease in the OREO balance compared to the prior quarter is due to one residential real estate property that was sold during the quarter. On October 6, 2017, the nonfarm nonresidential property that was included in the September 30, 2017 OREO balance for $565 thousand sold for $923 thousand resulting in a gain in the fourth quarter of $358 thousand.

TABLE 11
UNAUDITED CONSOLIDATED
BALANCE SHEET
(amounts in thousands, except per share data)

	At September 30,	At September 30,	Change		At June 30,
	2017	2016	$	%	2017
Assets:
Cash and due from banks	$19,929	$19,699	$230	1%	$23,420
Interest-bearing deposits in other banks	65,702	65,431	271	—%	73,434
Total cash and cash equivalents	85,631	85,130	501	1%	96,854

Securities available-for-sale, at fair value	232,494	156,440	76,054	49%	209,609
Securities held-to-maturity, at amortized cost	30,724	31,771	(1,047)	(3%)	31,329

Loans, net of deferred fees and costs	826,644	780,174	46,470	6%	816,929
Allowance for loan and lease losses	(11,692)	(11,849)	157	(1%)	(11,688)
Net loans	814,952	768,325	46,627	6%	805,241

Premises and equipment, net	15,039	15,930	(891)	(6%)	15,417
Other real estate owned	699	793	(94)	(12%)	1,517
Life insurance	21,764	22,946	(1,182)	(5%)	21,629
Deferred taxes	8,751	8,171	580	7%	8,723
Goodwill and core deposit intangible, net	2,086	2,307	(221)	(10%)	2,141
Other assets	19,741	19,205	536	3%	19,634
Total assets	$1,231,881	$1,111,018	$120,863	11%	$1,212,094

Liabilities and shareholders' equity:
Demand - noninterest-bearing	$316,814	$254,435	$62,379	25%	$303,560
Demand - interest-bearing	433,466	394,525	38,941	10%	426,798
Savings	111,962	110,201	1,761	2%	109,472
Certificates of deposit	200,543	216,332	(15,789)	(7%)	206,395
Total deposits	1,062,785	975,493	87,292	9%	1,046,225

Term debt	17,700	19,317	(1,617)	(8%)	18,300
Unamortized debt issuance costs	(150)	(193)	43	(22%)	(161)
Net term debt	17,550	19,124	(1,574)	(8%)	18,139

Junior subordinated debentures	10,310	10,310	—	—%	10,310
Other liabilities	12,831	11,798	1,033	9%	11,468
Total liabilities	1,103,476	1,016,725	86,751	9%	1,086,142

Shareholders' equity:
Common stock	51,755	24,483	27,272	111%	51,651
Retained earnings	76,179	68,321	7,858	12%	73,789
Accumulated other comprehensive income, net of tax	471	1,489	(1,018)	(68%)	512
Total shareholders' equity	128,405	94,293	34,112	36%	125,952

Total liabilities and shareholders' equity	$1,231,881	$1,111,018	$120,863	11%	$1,212,094

Total interest-earning assets	$1,154,934	$1,031,527	$123,407	12%	$1,130,619
Shares outstanding	16,265	13,439			16,260
Tangible book value per share	$7.77	$6.84			$7.61

TABLE 12
UNAUDITED
INCOME STATEMENT
(amounts in thousands, except per share data)

	For The Three Months Ended					For The Nine Months Ended
	September 30,		Change		June 30,	September 30,
	2017	2016	$	%	2017	2017	2016
Interest income:
Interest and fees on loans	$9,887	$9,007	$880	10%	$9,758	$29,029	$26,254
Interest on securities	1,049	689	360	52%	872	2,710	2,281
Interest on tax-exempt securities	551	552	(1)	—%	534	1,615	1,734
Interest on deposits in other banks	278	82	196	239%	156	548	222
Total interest income	11,765	10,330	1,435	14%	11,320	33,902	30,491
Interest expense:
Interest on demand deposits	196	136	60	44%	184	528	388
Interest on savings deposits	52	43	9	21%	47	146	129
Interest on certificates of deposit	567	524	43	8%	545	1,641	1,636
Interest on term debt	292	292	—	—%	298	883	1,369
Interest on other borrowings	74	59	15	25%	71	211	172
Total interest expense	1,181	1,054	127	12%	1,145	3,409	3,694
Net interest income	10,584	9,276	1,308	14%	10,175	30,493	26,797
Provision for loan and lease losses	—	—	—	—%	300	500	—
Net interest income after provision for loan and lease losses	10,584	9,276	1,308	14%	9,875	29,993	26,797
Noninterest income:
Service charges on deposit accounts	132	133	(1)	(1%)	142	401	293
ATM and point of sale	273	287	(14)	(5%)	288	827	714
Payroll and benefit processing fees	147	133	14	11%	147	485	432
Life insurance	134	152	(18)	(12%)	135	915	461
Gain on investment securities, net	38	70	(32)	(46%)	35	139	192
Impairment losses on investment securities	—	—	—	—%	—	—	(546)
Federal Home Loan Bank of San Francisco dividends	80	102	(22)	(22%)	54	237	291
Other income	191	82	109	133%	182	516	508
Total noninterest income	995	959	36	4%	983	3,520	2,345

TABLE 12 - CONTINUED
UNAUDITED
INCOME STATEMENT
(amounts in thousands, except per share data)

	For The Three Months Ended					For The Nine Months Ended
	September 30,		Change		June 30,	September 30,
	2017	2016	$	%	2017	2017	2016
Noninterest expense:
Salaries and related benefits	4,291	3,873	418	11%	4,147	13,296	12,188
Occupancy and equipment	1,067	1,071	(4)	—%	1,054	3,169	2,847
Federal Deposit Insurance Corporation insurance premium	78	176	(98)	(56%)	104	230	513
Data processing fees	437	464	(27)	(6%)	450	1,294	1,142
Professional service fees	276	293	(17)	(6%)	459	1,119	1,174
Telecommunications	219	199	20	10%	223	653	545
Branch acquisition costs	—	—	—	—%	—	—	580
Loss on cancellation of interest rate swap	—	—	—	—%	—	—	2,325
Other expenses	908	1,049	(141)	(13%)	1,277	3,290	3,480
Total noninterest expense	7,276	7,125	151	2%	7,714	23,051	24,794
Income before provision for income taxes	4,303	3,110	1,193	38%	3,144	10,462	4,348
Deferred tax asset write-off	—	—	—	—%	—	—	363
Provision for income taxes	1,427	744	683	92%	935	3,125	1,023
Net income	$2,876	$2,366	$510	22%	$2,209	$7,337	$2,962

Basic earnings per share	$0.18	$0.18	$—	—%	$0.15	$0.49	$0.22
Average basic shares	16,191	13,369	2,822	21%	15,014	14,884	13,366
Diluted earnings per share	$0.18	$0.18	$—	—%	$0.15	$0.49	$0.22
Average diluted shares	16,288	13,439	2,849	21%	15,113	14,984	13,412

TABLE 13
UNAUDITED CONDENSED CONSOLIDATED
YEAR TO DATE AVERAGE BALANCE SHEETS
(amounts in thousands)

	For the Nine Months Ended		For the Twelve Months Ended
	September 30,	September 30,	December 31,	December 31,	December 31,
	2017	2016	2016	2015	2014
Earning assets:
Loans	$811,080	$744,370	$752,938	$699,227	$625,166
Taxable securities	153,702	119,541	120,884	120,897	147,916
Tax exempt securities	74,932	76,315	75,303	77,089	83,973
Interest-bearing deposits in other banks	66,818	52,930	58,668	30,323	56,465
Total earning assets	1,106,532	993,156	1,007,793	927,536	913,520

Cash and due from banks	17,802	15,455	15,831	11,220	11,246
Premises and equipment, net	15,776	14,657	15,078	11,552	12,105
Other assets	40,040	40,942	41,048	42,423	36,936
Total assets	$1,180,150	$1,064,210	$1,079,750	$992,731	$973,807

Liabilities and shareholders' equity:
Demand - noninterest-bearing	$280,559	$214,540	$226,368	$156,578	$139,792
Demand - interest-bearing	426,365	365,917	374,170	283,105	272,383
Savings	111,258	102,427	104,771	92,659	91,108
Certificates of deposit	209,275	222,286	221,074	238,626	259,445
Total deposits	1,027,457	905,170	926,383	770,968	762,728

Term debt	18,644	43,435	37,286	88,874	77,534
Junior subordinated debentures	10,310	10,310	10,310	10,310	15,239
Other liabilities	12,206	13,336	13,217	16,588	15,934
Total liabilities	1,068,617	972,251	987,196	886,740	871,435

Shareholders' equity	111,533	91,959	92,554	105,991	102,372
Liabilities & shareholders' equity	$1,180,150	$1,064,210	$1,079,750	$992,731	$973,807

TABLE 14
UNAUDITED CONDENSED CONSOLIDATED
QUARTERLY AVERAGE BALANCE SHEETS
(amounts in thousands)

	For The Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
Earning assets:
Loans	$805,144	$821,321	$806,793	$778,458	$769,354
Taxable securities	179,362	143,705	137,582	124,881	114,578
Tax exempt securities	77,303	73,927	73,524	72,288	73,952
Interest-bearing deposits in other banks	84,323	58,691	57,140	75,760	61,346
Total earning assets	1,146,132	1,097,644	1,075,039	1,051,387	1,019,230

Cash and due from banks	19,143	17,364	16,873	16,953	17,018
Premises and equipment, net	15,362	15,809	16,165	16,331	15,941
Other assets	40,263	39,630	40,228	41,363	41,729
Total assets	$1,220,900	$1,170,447	$1,148,305	$1,126,034	$1,093,918

Liabilities and shareholders' equity:
Demand - noninterest-bearing	$303,314	$275,039	$262,881	$261,600	$240,418
Demand - interest-bearing	436,614	421,888	420,416	398,749	390,895
Savings	110,305	109,857	113,647	111,755	107,210
Certificates of deposit	204,044	208,703	215,202	217,463	221,078
Total deposits	1,054,277	1,015,487	1,012,146	989,567	959,601

Term debt	17,804	19,539	18,598	18,975	19,610
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Other liabilities	11,935	12,256	12,431	12,856	11,159
Total liabilities	1,094,326	1,057,592	1,053,485	1,031,708	1,000,680

Shareholders' equity	126,574	112,855	94,820	94,326	93,238
Liabilities & shareholders' equity	$1,220,900	$1,170,447	$1,148,305	$1,126,034	$1,093,918

About Bank of Commerce Holdings

Bank of Commerce Holdings is a bank holding company headquartered in Sacramento, California and is the parent company for Redding Bank of Commerce which operates under two separate names (Redding Bank of Commerce and Sacramento Bank of Commerce, a division of Redding Bank of Commerce). The Bank is an FDIC-insured California banking corporation providing community banking and financial services through nine offices located in northern California. The Bank opened on October 22, 1982. The Company’s common stock is listed on the NASDAQ Global Market and trades under the symbol “BOCH”.

Contact Information:

Randall S. Eslick, President and Chief Executive Officer

Telephone Direct (916) 677-5800

James A. Sundquist, Executive Vice President and Chief Financial Officer

Telephone Direct (916) 677-5825

Samuel D. Jimenez, Executive Vice President and Chief Operating Officer

Telephone Direct (530) 722-3952

Andrea Schneck, Vice President and Senior Administrative Officer

Telephone Direct (530) 722-3959